UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023

EVERSOURCE ENERGY

(Exact name of registrant as specified in its charter)

Massachusetts	001-05324	04-2147929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Cadwell Drive, Springfield, Massachusetts, 01104

(Address of principal executive offices, including zip code)

(800) 286-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $5.00 par value per share	ES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of the chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of the chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            On December 4, 2023, the Compensation Committee (the “Committee”) of the Board of Trustees of Eversource Energy (“Eversource” or the “Company”) approved Executive Change-in-Control and Involuntary Termination (Not For Cause) Severance programs. These programs provide certain of the Company’s senior executives with compensation and benefits in the event of (a) termination of employment following a change in control and (b) involuntary termination of employment not for cause. The compensation and benefits provided to eligible senior executives are described below, and will be reflected in separate agreements entered into by each eligible executive and the Company.

In the event of a termination of employment within two years following a change in control, eligible senior executives will be entitled to receive:

(i)	a lump sum cash payment in an amount equal to the sum of the executive’s annual base salary plus the annual incentive program payment at target, which sum is multiplied by (x) 2.99 times for the Chief Executive Officer (“CEO”), and (y) 2.00 times for executives who are members of the Senior Team;

(ii)	a lump sum cash payment equal to the annual incentive program payment at target, prorated for time worked in the current fiscal year;

(iii)	acceleration of all outstanding performance share grants at target;

(iv)	acceleration of all unvested restricted share unit (“RSU”) grants;

(v)	continued healthcare benefits annually, equal to 2.99 times the annual amount of such benefit for the CEO and 2.00 times the annual amount of such benefit for executives who are members of the Senior Team; and

(vi)	eligibility for Eversource’s existing outplacement benefits.

Reimbursement of financial planning and tax preparation fees ends upon termination of employment. Executives will not be entitled to receive excise tax gross-up payments on any such amounts.

In the event of involuntary termination of employment not for cause, eligible senior executives will be entitled to receive:

(i)	a lump sum cash payment in an amount equal to the executive’s annual base salary multiplied by (x) 2.00 times for the CEO, and (y) 1.00 times for executives who are members of the Senior Team;

(ii)	continued healthcare benefits annually, equal to 2.00 times the annual amount of such benefit for the CEO and 1.00 times the annual amount of such benefit for executives who are members of the Senior Team; and

(iii)	eligibility for Eversource’s existing outplacement benefits.

The executive will not have rights to any annual incentive program amounts and, unless the executive is eligible for retirement, any unvested equity awards will be forfeited. Reimbursement of financial planning and tax preparation fees ends upon termination of employment. Executives will not be entitled to receive excise tax gross-up payments on any such amounts.

In each case, receipt of any compensation or benefits under the programs is subject to the executive’s execution of a separation and release agreement.

Notwithstanding the foregoing, the existing Amended and Restated Change in Control Agreements by and between the Company and each of Joseph R. Nolan, Jr., Chairman, Chief Executive Officer and President (principal executive officer), and Christine M. Carmody, Executive Vice President-Human Resources and Information Technology (named executive officer), and the existing Amended and Restated Employment Agreement between the Company and Gregory B. Butler, Executive Vice President and General Counsel (named executive officer), will remain in effect, and these executives will not be eligible for the severance benefits described above. John M. Moreira, Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer), is expected to enter into a separate agreement with the Company to be eligible to receive the severance benefits described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERSOURCE ENERGY
(Registrant)

December 8, 2023	By:	/s/ Christine M. Carmody
Christine M. Carmody, Executive Vice President-Human Resources and Information Technology